EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


The Company has no parent. The direct and indirect subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 1994, are as follows:



                                                              Percentage of
                                                               Voting Stock
                                                                  Owned by
                                                                Company and
                                               Jurisdiction      Each Other
     Name of Subsidiary                      of Incorporation    Subsidiary

Carter Automotive Company, Inc.               Delaware, U.S.A.      100%
Mather Seal Company                           Michigan, U.S.A.      100%
Metaltec, Inc.                                Michigan, U.S.A.      100%
Federal-Mogul Funding Corp.                   Michigan, U.S.A.      100%
Federal-Mogul World Wide, Inc.                Michigan, U.S.A.      100%
Federal-Mogul Venture Corporation             Nevada, U.S.A.        100%
Federal-Mogul World Trade, Inc.               Nevada, U.S.A.        100%
Federal-Mogul/Bruss Sealing Systems           South Carolina,        74%
  (Partnership)                                 U.S.A.
In-De-Co., H. Minoli, S.A.I.C.                Argentina              61%
Neoprint, S.A.                                Argentina              60%
Federal-Mogul Pty. Ltd.                       Australia              100%
Federal-Mogul Handelsgesellschaft m.b.H.      Austria                100%
Federal-Mogul World Trade E.C.                Bahrain                100%
Federal-Mogul World Trade Ltd. ("FSC")        Barbados               100%
Coventry Assurance Ltd.                       Bermuda                100%
Federal-Mogul Boliviana, S.A.                 Bolivia                100%
Federal-Mogul Comercio Internacional, S.A.    Brazil                 100%
Glyco do Brasil                               Brazil                 100%
Federal-Mogul Canada Investment Co. ("NRO")   Canada                 100%
Federal-Mogul Canada Limited                  Canada                 100%
Federal-Mogul Cayman Investment Company       Cayman Islands         100%
  Limited
Federal-Mogul World Trade Chile Ltda.         Chile                    99%
Federal-Mogul de Costa Rica, S.A.             Costa Rica              100%
Federal-Mogul Dominicana, S.A.                Dominican Republic      100%
Federal-Mogul del Ecuador, S.A.               Ecuador                 100%
Federal-Mogul S.A.                            France                  100%
BHW GmbH                                      Germany                 100%
Federal-Mogul Karosserieteile GmbH            Germany                 100%
F-M Motorentiele Holding GmbH                 Germany                 100%
Glyco GmbH                                    Germany                 100%



                                                              Percentage of
                                                               Voting Stock
                                                                  Owned by
                                                                Company and
                                               Jurisdiction      Each Other
     Name of Subsidiary                      of Incorporation    Subsidiary

Glyco KG (partnership)                        Germany               100%
Glyco Antriebstechnik GmbH                    Germany               100%
Federal-Mogul de Guatemala, S.A.              Guatemala             100%
Federal-Mogul World Trade Hong Kong, Ltd.     Hong Kong             100%
Federal-Mogul S.p.A.                          Italy                 100%
Federal-Mogul Japan K.K.                      Japan                 100%
Federal-Mogul World Trade SDN, BHD            Malaysia              100%
Conaba S.A. de C.V. ("CONABA")                Mexico                 51%
Federal-Mogul S.A. de C.V. ("PUEBLA")         Mexico                 61%
Manufacturas Metalicas Linan S.A. ("LINAN")   Mexico                100%
Raimsa S.A. de C.V. ("RAIMSA")                Mexico                 70%
Servicios Administrativos Industriales,       Mexico                100%
  S.A. ("SAISA")
Servicios de Components Automotrices,         Mexico                100%
  S.A. ("SEDECA")
Subensambles Internacionales S.A. de C.V.     Mexico                100%
Femosa Mexico, S.A.                           Mexico                 90%
Glyco B.V.                                    Netherlands           100%
Federal-Mogul New Zealand Limited             New Zealand           100%
Federal-Mogul Panama, S.A.                    Panama                100%
Federal-Mogul World Trade Pte. Ltd.           Singapore             100%
Eddies Holdings (Pty) Limited                 South Africa          100%
Parts Centre (Pty) Limited                    South Africa          100%
Two-Way Holdings (Pty) Limited                South Africa           50%
V & P (Pty) Limited                           South Africa          100%
Varex Corporation                             South Africa          100%
Varex Limited                                 South Africa          100%
Federal-Mogul Distribucion, S.A.              Spain                  51%
Federal-Mogul S.A.                            Switzerland           100%
Federal-Mogul Holding U.K., Limited           United Kingdom        100%
Federal-Mogul, Limited                        United Kingdom        100%
Federal-Mogul Divestiture Limited             United Kingdom        100%
Federal-Mogul Uruguay                         Uruguay               100%
Federal-Mogul de Venezuela C.A.               Venezuela             100%
La Font Repuestos C.A.                        Venezuela             100%
